EXHIBIT 99.2

[XTO ENERGY LOGO]

NEWS RELEASE

For Immediate Release

Number: 04-02

XTO ENERGY SETS 2004 CAPITAL BUDGET OF $1.15 BILLION

FORT WORTH, TX (January 8, 2004) -XTO Energy Inc. (NYSE-XTO) today announced that its Board of Directors approved a 2004 capital budget for development and acquisition expenditures of $1.15 billion. The Company will dedicate $650 million to producing property acquisitions, of which $249 million has just been announced. The Company plans to spend about $500 million for all development and exploration events, slightly above the 2003 level.

Development expenditures will focus on continued exploitation of drilling and workover opportunities in the U. S. The Company expects to drill 420 wells (336 wells net) and perform approximately 350 (251 net) workovers and recompletions throughout the year. Activities in East Texas and Louisiana will account for $340 million. The San Juan, Raton and Arkoma basins combined will be allocated about $100 million in development funds. Alaska, the Permian Basin and the Hugoton Royalty Trust properties’ development plans are expected to total another $35 million. The remaining $25 million will be utilized for exploration events.

“Given the current outlook for strong commodity prices and planned production growth, our capital budget should be substantially funded through record cash flow for the Company. This performance positions XTO to continue our consistent growth trajectory which is fueled by key acquisitions and low-risk drilling,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “If acquisitions beyond our budget arise, we will be opportunistic while adhering to our balance sheet discipline.”

XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived gas and oil properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Vice President - Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

XTO Energy Sets 2004 Capital Budget of $1.15 Billion

This release can be found at www.xtoenergy.com

Statements made in this news release, including those relating to future acquisitions, number of wells to be drilled, the number of workovers and recompletions, production growth rates, development and exploration activities, development budget expenditures by area, commodity price strength, cash flow, methods of funding the budget, development program performance, financial strength and new opportunities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close any pending acquisitions, inability to identify properties for acquisition on acceptable terms, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, production downtime due to maintenance, weather or other factors outside the Company’s control, the availability of drilling equipment, changes in interest rates, and higher than expected production costs and other expenses. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.